UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Graphex Group Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11/F COFCO Tower

262 Gloucester Road

Causeway Bay

Hong Kong

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Ordinary Shares, par value HK$0.01 per share*
American Depositary Shares, each American Depositary Share representing 20 ordinary shares	NYSE American LLC

*Not for trading, but only in connection with the registration of American Depositary Shares.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-263330______________________(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Graphex Group Limited, a company organized under the laws of the Cayman Islands (the “Registrant”), is filing this Registration Statement on Form 8-A in connection with the listing of its American Depositary Shares (ADSs), each ADS representing 20 ordinary shares, par value HK$0.01 per share (the “Ordinary Shares”) on NYSE American LLC. The Ordinary Shares are currently quoted on the OTCQX electronic quotation system of the OTC Markets Group, Inc. under the symbol “GRFXY”.

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the captions “Description of Share Capital” and “Description of American Depositary Shares” contained in the prospectus included as part of the Registrant’s registration statement on Form F-1 (File No. 333-263330) originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on March 7, 2022, as amended, which information is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act that includes a description of the securities to be registered hereunder is also incorporated by reference into this registration statement.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Graphex Group Limited

Date: August 9, 2022	By:	/s/ Andross Yick Yan Chan
		Name:	Andross Yick Yan Chan
		Title:	Chief Executive Officer